CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-Effective Amendment to Registration Statement File No. 333-268427 on Form S-3 of our report dated March 1, 2023, relating to the financial statements of Brighthouse Life Insurance Company, appearing in the Annual Report on Form 10-K of Brighthouse Life Insurance Company for the year ended December 31, 2022. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 2, 2023